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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                Hadco Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Massachusetts                                      04-2393279
      -----------------------                            -------------------
      (State of Incorporation                            (IRS Employer
      or Organization)                                   Identification No.)



                  12A Manor Parkway, Salem, New Hampshire 03079
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities  pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction  A.(c), please check             Instruction A.(d), please check
the following box: [X]                       the following box: [ ]


Securities Act registration statement file number to which this form relates:
Not applicable

        Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                           Name of each exchange on which
 to be so registered                           each class is to be registered
 -------------------                           ------------------------------

    Common Stock                                  New York Stock Exchange
   Purchase Rights


        Securities to be registered pursuant to Section 12(g) of the Act:



                           --------------------------
                                (Title of Class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      Information concerning the Registrant's Common Stock Purchase Rights is contained in the section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, File No. 0-12102, filed on August 23, 1995 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Registrant's Registration Statement on Form 8-A, File No. 0-12102, filed on September 28, 1999 pursuant to Section 12(g) of the Exchange Act. The Registrant held a meeting of the Board of Directors on March 18, 2000 at which the Registrant was authorized to enter into Amendment No. 1, dated as of March 18, 2000, to the Rights Agreement, dated as of August 22, 1995 between the Registrant and The First National Bank of Boston.


Item 2.  EXHIBITS

Exhibit No.                         Exhibit
-----------                         -------

1. Rights Agreement, dated as of August 22, 1995, between Hadco Corporation and The First National Bank of Boston (filed as
               Exhibit 1 to the Registration Statement on Form 8-A, File No. 0-12102, filed on August 23, 1995 and incorporated herein by reference).

2. Amendment No. 1, dated as of March 18, 2000, to the Rights Agreement, dated as of August 22, 1995, between Hadco Corporation and The First National Bank of Boston.



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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      HADCO CORPORATION



                                      By:  /s/ Patricia Randall
                                           ------------------------------------
                                           Patricia Randall
                                           Vice President

Date:    March 20, 2000